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                                                                      EXHIBIT 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

The following are the significant subsidiaries of the Registrant included in the Registrant's consolidated financial statements at December 31, 1995. Other subsidiaries are not listed because such subsidiaries are inactive and in the aggregate are not considered to constitute a significant subsidiary.

                                                                Jurisdiction                         Percent of voting
                                                                under which                          securities owned
                                                                organized                            by Registrant
                                                                ------------                         -----------------
InterBold                                                        New York                              70% (1)
Diebold Holding Company, Inc.                                    Delaware                             100%
The Diebold Company of Canada Limited                            Canada                               100%
Diebold of Nevada, Inc.                                          Nevada                               100%
Diebold Investment Company                                       Delaware                             100%
DBD Investment Management Company                                Delaware                             100%
VDM Holding Company, Inc.                                        Delaware                             100%
Diebold Foreign Sales Corporation                                St. Thomas, U.S. Virgin Islands      100% (2)
Diebold Credit Corporation                                       Delaware                             100%
Diebold Finance Company, Inc.                                    Delaware                             100% (2)
Diebold International Limited                                    United Kingdom                       100%
Diebold Pacific, Limited                                         Hong Kong                            100%
InterBold Pacific Limited                                        Hong Kong                             70% (3)
InterBold Germany GmbH                                           Germany                               70% (3)
InterBold Singapore Pte Ltd                                      Singapore                            100% (4)
Interbold Technologies, Inc.                                     Delaware                              70% (3)
ATM Finance, Inc.                                                Ohio                                 100%
Diebold Mexico Holding Company, Inc.                             Delaware                             100%
Diebold Latin America Holding Company, Inc.                      Delaware                             100%
Diebold HMA Private Limited                                      India                                 50%
Diebold Mexico, S.A. de C.V.                                     Mexico                               100% (5)
DBD Resource Leasing, S.A. de C.V.                               Mexico                               100% (6)
Diebold OLTP Systems, C.A.                                       Venezuela                             50%
China Diebold Financial Equipment Company LTD. (China)           Peoples Republic of China             65%
Central Security Systems, Inc.                                   Hawaii                               100%
MedSelect Systems, Inc.                                          Delaware                             100%
Diebold Texas, Inc.                                              Texas                                100%
Griffin Technology Inc.                                          New York                             100%
Mayfair Software Distribution, Inc.                              Delaware                             100% (7)



(1) 70% of partnership interest is owned by Diebold Holding Company, Inc. which is 100% owned by the Registrant.

(2) 100% of voting securities are owned by Diebold Investment Company which is 100% owned by the Registrant.

(3) 100% of voting securities are owned by InterBold which is 70% owned by Diebold Holding Company, Inc.; Diebold Holding Company, Inc. is 100% owned by the Registrant.

(4) 100% of voting securities are owned by InterBold Pacific Limited, which is 100% owned by InterBold.

(5) 100% of voting securities are owned by Diebold Mexico Holding Company, Inc. which is 100% owned by the Registrant.

(6) 100% of voting securities are owned by Diebold Mexico, S.A. de C.V. which is 100% owned by Diebold Mexico Holding Company, Inc.

(7) 100% of voting securities are owned by MedSelect Systems, Inc. which is 100% owned by the Registrant.

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